UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

YUNHONG CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed Yunhong CTI Ltd. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2020 to disclose that, on March 31, 2020, the Company and an investor agreed to convert the investor’s accounts receivable into shares of the Company’s newly created Series A Convertible Preferred Stock, however, circumstances related to COVID-19 delayed the formal execution of the parties’ agreement to April 2, 2020. This Amendment is also being filed to state the exact amount of accounts receivable that was converted.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K of Yunhong CTI Ltd. (the “Company”), on January 3, 2020, the Company entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and LF International Pte. Ltd., a Singapore private limited company (the “Investor”), agreed to purchase, up to 500,000 shares of the Company’s newly created Series A Convertible Preferred Stock (“Series A Preferred”), with each share of Series A Preferred initially convertible into ten shares of the Company’s common stock, at a purchase price of $10.00 per share, for aggregate gross proceeds of $5,000,000 (the “LF Offering”).

As permitted by the Purchase Agreement, as amended, the Company may, in its discretion, issue up to an additional 200,000 shares of Series A Preferred for a purchase price of $10.00 per share (the “Additional Offering”, together with the LF Offering, the “Offering”). On April 2, 2020, an investor converted an accounts receivable of $478,017 owed to the investor by the Company in exchange for 48,200 shares of Series A Preferred (the “Conversion”). The Conversion was fully agreed upon on, and deemed effective as of, March 31, 2020, however, circumstances related to COVID-19 delayed the formal execution of the Conversion to April 2, 2020. In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K of the Company, on November 21, 2019, the Company received a notice of failure to satisfy a continued listing standard from Nasdaq under Listing Rule 5550(b)(1) which requires a minimum stockholders’ equity of $2,500,000 (the “Deficiency Letter”). On January 2, 2020, the Company submitted to Nasdaq its plan to regain compliance under Listing Rule 5550(b)(1). On January 13, 2020, the Company received notice from Nasdaq that it had granted the Company an extension until March 31, 2020 to regain compliance under Listing Rule 5550(b)(1) (the “Extension Notice”).

As of March 31, 2020, the Company has sold an aggregate of 362,660 shares of Series A Preferred under the Offering for aggregate proceeds of $3,626,600. Accordingly, the Company believes that, as of March 31, 2020, it has regained compliance under Listing Rule 5550(b)(1). As noted above, as a result of the Conversion, the Company increased its stockholders’ equity by an additional $478,017. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, it may be subject to delisting.

The description of the Deficiency Letter and Extension Notice is only a summary and is qualified in its entirety by reference to the full text of the forms of the Deficiency Letter and Extension Notice attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01  Financial Statements And Exhibits.

(d) Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Deficiency Letter, dated November 21, 2019, incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-k dated November 26, 2019

99.2	Extension Notice, dated January 13, 2020, incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-k dated January 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2020

YUNHONG CTI LTD.

By:	/s/ Frank Cesario
Frank Cesario
President, Chief Executive Officer and Chief Financial Officer